                                                                      EXHIBIT 11


                      THE LIMITED, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS


                     (Thousands except per share amounts)


                                                      Thirteen Weeks Ended
                                                   --------------------------
                                                   November 2,    October 28,
                                                      1996           1995
                                                   -----------    -----------
Net income                                          $ 159,513       $657,313
                                                    =========       ========
Common shares outstanding:

  Weighted average                                    379,454        379,454
  Dilutive effect of stock options                        736            787
  Weighted average treasury shares                   (108,462)       (21,321)
                                                    ---------       --------
  Weighted average used to calculate net
    income per share                                  271,728        358,920
                                                    =========       ========
Net income per share                                     $.59          $1.83
                                                    =========       ========


                                                    Thirty-nine Weeks Ended
                                                   --------------------------
                                                   November 2,    October 28,
                                                      1996           1995
                                                   -----------    -----------
Net income                                           $220,815       $745,286
                                                     ========       ========
Common shares outstanding:

  Weighted average                                    379,454        379,454
  Dilutive effect of stock options                        855            961
  Weighted average treasury shares                    (95,544)       (21,796)
                                                     --------       --------
  Weighted average used to calculate net
    income per share                                  284,765        358,619
                                                     ========       ========
Net income per share                                     $.78          $2.08
                                                     ========       ========

Note: Exercise of the Wexner Agreement (which cannot occur prior to February 1,
      1998) was determined not to dilute reported earnings per share.